Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

GNC CORPORATION

Offer to Exchange Any and All Outstanding

12% Series A Exchangeable Preferred Stock
for
12% Series A Exchangeable Preferred Stock
That Has Been Registered Under
the Securities Act of 1933, as Amended,
Pursuant to the Prospectus, dated                             , 2004

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME, ON                       , 2004, UNLESS EXTENDED (THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

       This form or one substantially equivalent hereto must be used to accept the Exchange Offer of GNC Corporation (the “Company”) made pursuant to the Prospectus, dated                     , 2004 (the “Prospectus”), if certificates for the shares of outstanding 12% Series A Exchangeable Preferred Stock of the Company (the “Old Preferred Stock”) are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach U.S. Bank National Association, as exchange agent (the “Exchange Agent”) prior to 5:00 P.M., New York City time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender shares of Old Preferred Stock pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal, or facsimile thereof or Agent’s Message in lieu thereof, must also be received by the Exchange Agent prior to 5:00 P.M., New York City time, on the Expiration Date. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Prospectus.

Delivery To:

U.S. Bank National Association, Exchange Agent

By Hand, Overnight Delivery or by Mail:

60 Livingston Avenue

St. Paul, Minnesota 55107-2292
Attention: Specialized Finance

By Facsimile Transmission

(for Eligible Institutions only):

651-495-8158

Confirm by Telephone:

800-934-6802

      DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF THIS INSTRUMENT VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

      This Notice is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Medallion Signature Guarantor” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

      Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, receipt of which the undersigned hereby acknowledges, the undersigned hereby tenders to the Company the aggregate number of shares of Old Preferred Stock set forth below pursuant to the guaranteed delivery procedures described in the Prospectus under “The Exchange Offer — Guaranteed Delivery Procedures.”

Aggregate Number of Shares of Old Preferred Stock Tendered

Certificate No(s). (if available)

Name(s) of Holders

Name of Eligible Guarantor Institution
Guaranteeing Delivery

Provide the following information for certificates for shares of Old Preferred Stock to be delivered to the Exchange Agent:

Name of Tendering Institution

DTC Account Number

ALL AUTHORITY HEREIN CONFERRED OR AGREED TO BE CONFERRED SHALL SURVIVE THE DEATH OR INCAPACITY OF THE UNDERSIGNED AND EVERY OBLIGATION OF THE UNDERSIGNED HEREUNDER SHALL BE BINDING UPON THE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF THE UNDERSIGNED.

PLEASE SIGN HERE

X

X

Signature(s) of Owner(s)                         Date
or Authorized Signatory

Area Code and Telephone Number

The Notice of Guaranteed Delivery must be signed by the registered holder(s) of the shares of Old Preferred Stock, or if signed by a person other than the registered holder(s) of any certificate(s), such certificate(s) must be endorsed or accompanied by appropriate bond powers, in either case, signed exactly as its (their) name(s) appear(s) on certificate(s) or on a security position listing, and such certificate(s) must be guaranteed by an Eligible Institution. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below and, unless waived by the Company, submit proper evidence satisfactory to the Company of such person’s authority to so act. Please print name(s) and address(es).

Name(s):

Capacity:

Address(es):

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GUARANTEE
(Not to be Used for Signature Guarantees)

The undersigned, a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program, hereby guarantees that the certificates representing the shares of Old Preferred Stock tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such shares of Old Preferred Stock into the Exchange Agent’s account at The Depository Trust Company pursuant to the procedures set forth in “The Exchange Offer — Guaranteed Delivery Procedures” section of the Prospectus, together with one or more properly and duly executed Letters of Transmittal, or facsimile thereof or Agent’s Message in lieu thereof, and any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three New York Stock Exchange trading days after the Expiration Date.

Name of Firm Address (Zip Code) Area Code and Tel. No.	(Authorized Signature) Title Name: (Please Type or Print) Dated:

NOTE:	DO NOT SEND THE PHYSICAL CERTIFICATES REPRESENTING SHARES OF OLD PREFERRED STOCK WITH THIS NOTICE. SUCH PHYSICAL CERTIFICATES SHOULD BE SENT TO THE EXCHANGE AGENT, TOGETHER WITH A COPY OF YOUR PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.

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